NXP Semiconductors Reports First Quarter 2026 Results
EINDHOVEN, The Netherlands, April 28, 2026 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the first quarter, which ended March 29, 2026. “NXP delivered quarterly revenue of $3.18 billion, up 12% year over year, with broad-based improvement across all of our focus end markets, led by our company-specific growth drivers. Our growth reflects sustained investment, disciplined execution, and growing customer adoption of our differentiated portfolio, particularly in industrial and automotive processing that supports software-defined vehicles and physical AI. The momentum we have built is expected to accelerate through the remainder of 2026, with progress increasingly extending across the core of our business. We remain committed to disciplined investment, margin expansion, and portfolio optimization to deliver sustainable, long-term value for our shareholders,” said Rafael Sotomayor, NXP President and Chief Executive Officer.

Key Highlights for the First Quarter 2026:
•Revenue was $3.18 billion, up 12 percent year-on-year;
•GAAP gross margin was 56.2 percent, GAAP operating margin was 47.3 percent and GAAP diluted Net Income per Share was $4.43;
•Non-GAAP gross margin was 57.1 percent, non-GAAP operating margin was 33.1 percent, and non-GAAP diluted Net Income per Share was $3.05;
•Cash flow from operations was $793 million, with net capex investments of $79 million, resulting in non-GAAP free cash flow of $714 million or 22.4 percent of revenue;
•Capital return during the quarter was $358 million, representing 50.1 percent of first quarter non-GAAP free cash flow. Share buybacks were $102 million and dividends paid during the quarter were $256 million. After the end of the first quarter, between March 30, 2026, and April 24, 2026, NXP executed via a 10b5-1 program additional share repurchases totaling $32 million;
•On January 5, 2026, NXP repaid the $500 million aggregate principal amount of outstanding 5.35% senior unsecured notes due March 1, 2026, at par using available cash;
•On January 5, 2026, NXP unveiled the S32N7 super-integration processor series to enable a new era where carmakers can digitalize the core functions of every vehicle;
•On January 6, 2026, NXP and GE HealthCare announced a collaboration to pioneer new advancements in edge AI innovation leveraging NXP’s long history in secure, high-performance edge processing;
•On January 6, 2026 NXP announced its new eIQ Agentic AI Framework, advancing its leadership in secure, real-time edge AI;
•On February 2, 2026, NXP completed the previously disclosed sale of our MEMS Sensors business, resulting in cash proceeds of $878 million at closing. This resulted in a one-time gain on the sale of $627 million recorded in Other income (expense) and providing a positive benefit to GAAP operating margin;
•On March 9, 2026, NXP announced the i.MX 93W applications processor, expanding NXP’s i.MX 93 family; and
•On March 16, 2026, NXP announced innovative robotics solutions developed in collaboration with NVIDIA for reliable, secure, real-time data processing and transport and advanced networking, enabling sensor fusion.

Summary of Reported First Quarter 2026 ($ millions, unaudited) (1)

	Q1 2026	Q4 2025	Q1 2025	Q - Q	Y - Y
Total Revenue	$3,181	$3,335	$2,835	-5%	12%
GAAP Gross Profit	$1,788	$1,807	$1,560	-1%	15%
Gross Profit Adjustments (i)	$(27)	$(106)	$(31)
Non-GAAP Gross Profit	$1,815	$1,913	$1,591	-5%	14%
GAAP Gross Margin	56.2%	54.2%	55.0%
Non-GAAP Gross Margin	57.1%	57.4%	56.1%
GAAP Operating Income (Loss)	$1,505	$744	$723	102%	108%
Operating Income Adjustments (i)	$453	$(410)	$(181)
Non-GAAP Operating Income	$1,052	$1,154	$904	-9%	16%
GAAP Operating Margin	47.3%	22.3%	25.5%
Non-GAAP Operating Margin	33.1%	34.6%	31.9%
GAAP Net Income (Loss) attributable to Stockholders	$1,122	$455	$490	147%	129%
Net Income Adjustments (i)	$348	$(396)	$(183)
Non-GAAP Net Income (Loss) Attributable to Stockholders	$774	$851	$673	-9%	15%
GAAP diluted Net Income (Loss) per Share (ii)	$4.43	$1.79	$1.92	147%	130%
Non-GAAP diluted Net Income (Loss) per Share (ii)	$3.05	$3.35	$2.64	-9%	16%

Additional information
	Q1 2026	Q4 2025	Q1 2025	Q - Q	Y - Y
Automotive	$1,782	$1,876	$1,674	-5%	6%
Industrial & IoT	$628	$640	$508	-2%	24%
Mobile	$391	$485	$338	-19%	16%
Comm. Infra. & Other	$380	$334	$315	14%	21%
DIO	165	154	169
DPO	59	60	62
DSO	34	29	34
Cash Conversion Cycle	140	123	141
Channel Inventory (weeks)	11	10	9
Gross Financial Leverage (iii)	2.4x	2.6x	2.4x
Net Financial Leverage (iv)	1.7x	1.9x	1.6x

1.Additional Information for the First Quarter 2026:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Refer to Table 1 below for the weighted average number of diluted shares for the presented periods.
iii.Gross financial leverage is defined as gross debt divided by trailing twelve months adjusted EBITDA.
iv.Net financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.

Guidance for the Second Quarter 2026: ($ millions, except Per Share data) (1)

	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$3,350	$3,450	$3,550		$3,350	$3,450	$3,550
Q-Q	5%	8%	12%		5%	8%	12%
Y-Y	14%	18%	21%		14%	18%	21%
Gross Profit	$1,892	$1,967	$2,043	$(34)	$1,926	$2,001	$2,077
Gross Margin	56.5%	57.0%	57.5%		57.5%	58.0%	58.5%
Operating Income (loss)	$948	$1,013	$1,079	$(184)	$1,132	$1,197	$1,263
Operating Margin	28.3%	29.4%	30.4%		33.8%	34.7%	35.6%
Financial Income (expense)	$(101)	$(101)	$(101)	$(9)	$(92)	$(92)	$(92)
Tax rate	19.5%-20.5%				17.5%-18.5%
Equity-accounted investees	$(5)	$(5)	$(5)	$(1)	$(4)	$(4)	$(4)
Non-controlling interests	$(14)	$(14)	$(14)		$(14)	$(14)	$(14)
Shares - diluted	253.5	253.5	253.5		253.5	253.5	253.5
Earnings Per Share - diluted	$2.60	$2.80	$3.01		$3.29	$3.50	$3.72

Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(5) million; Share-based Compensation, $(13) million; Other Incidentals, $(16) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(37) million; Share-based Compensation, $(107) million; Restructuring and Other Incidentals, $(40) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(9) million;
4.GAAP Results relating to equity-accounted investees is expected to include results relating to non-foundry equity-accounted investees $(1) million;
5.GAAP diluted EPS is expected to include the adjustments noted above for PPA effects, Share-based Compensation, Restructuring and Other Incidentals in GAAP Operating Income (loss), the adjustment for Other financial expense, the adjustment for results relating to non-foundry equity-accounted investees and the adjustment on Tax due to the earlier mentioned adjustments.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to core operating performance, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Other income, (vi) Operating income (loss), (vii) Operating margin, (viii) Financial Income (expense), (ix) Income tax benefit (provision), (x) Results relating to foundry equity-accounted investees, (xi) Net income (loss) attributable to stockholders, (xii) Earnings per Share - Diluted, (xiii) EBITDA, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xiv) free cash flow, trailing 12 month free cash flow and trailing 12 month free cash flow as a percent of Revenue. The non-GAAP information excludes, where applicable, the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, extinguishment of debt, foreign exchange gains and losses, income tax effect on adjustments described above and results from non-foundry equity-accounted investments.

The difference in the benefit (provision) for income taxes between our GAAP and non-GAAP results relates to the income tax effects of the GAAP to non-GAAP adjustments that we make and the income tax effect of any discrete items that occur in the interim period. Discrete items primarily relate to unexpected tax events that may occur as these amounts cannot be forecasted (e.g., the impact of changes in tax law and/or rates, changes in estimates or resolved tax audits relating to prior year tax provisions, the excess or deficit tax effects on share-based compensation, etc.).
Conference Call and Webcast Information

The company will host a conference call with the financial community on Tuesday, April 28, 2026 at 4:30 p.m. U.S. Eastern Daylight Time (EDT) to review the first quarter 2026 results in detail.

Interested parties may preregister to obtain a user-specific access code for the call here.

The call will be webcast and can be accessed from the NXP Investor Relations website at www.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) is the trusted partner for innovative solutions in the automotive, industrial & IoT, mobile, and communications infrastructure markets. NXP's "Brighter Together" approach combines leading-edge technology with pioneering people to develop system solutions that make the connected world better, safer, and more secure. The company has operations in more than 30 countries and posted revenue of $12.27 billion in 2025. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which our products are incorporated; recent changes in global trade policy including tariffs and related trade actions announced by the U.S., China and other countries, potential increase of barriers to international trade, including the imposition of new or increased tariffs, and resulting disruptions to our established supply chains; the impact of government actions and regulations, including as a result of executive orders, including restrictions on the export of products and technology; increasing and evolving cybersecurity threats and privacy risks; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers; our access to production from third-party outsourcing partners, and any events that might affect their business or our relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and successfully cooperate with our strategic alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in our customers’ equipment and products; our ability to successfully hire and retain key management and senior product engineers; global hostilities, including the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, and the continued hostilities and armed conflict in the Middle East including the ongoing military conflict involving Iran and the resulting disruption to energy markets, industrial gas supplies and global logistical routes, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; our ability to maintain good relationships with our suppliers; our ability to integrate acquired businesses in an efficient and effective manner; our ability to generate sufficient cash, raise sufficient capital or refinance our debt at or before maturity to meet our debt service, research and development and capital investment requirements; and a change in tax laws could have an effect on our estimated effective tax rates. In addition, this document contains information concerning the semiconductor industry, our end markets and business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our end markets and business will develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Paige Iven
jeff.palmer@nxp.com                                paige.iven@nxp.com
+1 408 205 0687                                    +1 817 975 0602

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended
	March 29, 2026	December 31, 2025	March 30, 2025

Revenue	$3,181	$3,335	$2,835
Cost of revenue	(1,393)	(1,528)	(1,275)
Gross profit	1,788	1,807	1,560
Research and development	(588)	(665)	(547)
Selling, general and administrative	(284)	(359)	(281)
Amortization of acquisition-related intangible assets	(32)	(34)	(27)
Total operating expenses	(904)	(1,058)	(855)
Other income (expense)	621	(5)	18
Operating income (loss)	1,505	744	723
Financial income (expense):
Other financial income (expense)	(96)	(108)	(92)
Income (loss) before income taxes	1,409	636	631
Benefit (provision) for income taxes	(272)	(131)	(130)
Results relating to equity-accounted investees	(4)	(37)	(4)
Net income (loss)	1,133	468	497
Less: Net income (loss) attributable to non-controlling interests	11	13	7
Net income (loss) attributable to stockholders	1,122	455	490

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$4.44	$1.80	$1.93
Diluted	$4.43	$1.79	$1.92

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	252,715	252,544	253,709
Diluted	253,525	254,078	255,018

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	March 29, 2026	December 31, 2025	March 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$3,708	$3,267	$3,988
Accounts receivable, net	1,186	1,055	1,060
Assets held for sale	91	372	—
Inventories, net	2,523	2,577	2,350
Other current assets	644	669	627
Total current assets	8,152	7,940	8,025

Non-current assets:
Deferred tax assets	1,238	1,213	1,284
Other non-current assets	3,037	2,584	1,942
Property, plant and equipment, net	2,901	2,977	3,210
Identified intangible assets, net	1,505	1,547	777
Goodwill	10,280	10,299	9,942
Total non-current assets	18,961	18,620	17,155

Total assets	27,113	26,560	25,180

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	904	997	863
Restructuring liabilities-current	133	189	75
Other current liabilities	1,851	1,445	1,412
Short-term debt	750	1,250	1,499
Total current liabilities	3,638	3,881	3,849

Non-current liabilities:
Long-term debt	10,974	10,972	10,226
Restructuring liabilities	76	81	4
Other non-current liabilities	1,151	1,175	1,424
Total non-current liabilities	12,201	12,228	11,654

Non-controlling interests	347	395	355
Stockholders’ equity	10,927	10,056	9,322
Total equity	11,274	10,451	9,677

Total liabilities and equity	27,113	26,560	25,180

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended
	March 29, 2026	December 31, 2025	March 30, 2025
Cash flows from operating activities:
Net income (loss)	$1,133	$468	$497
Cash flows provided by (used for) operating activities:
Depreciation and amortization	179	215	209
Share-based compensation	109	100	127
Amortization of discount (premium) on debt, net	1	1	1
Amortization of debt issuance costs	2	2	1
Net (gain) loss on sale of assets	(627)	—	(22)
Results relating to equity-accounted investees	4	37	4
(Gain) loss on equity securities, net	(1)	—	6
Deferred tax expense (benefit)	(28)	24	(27)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	(115)	38	(29)
(Increase) decrease in inventories	87	(128)	6
Increase (decrease) in accounts payable and other liabilities	231	246	(110)
(Increase) decrease in other non-current assets	(182)	(114)	(106)
Exchange differences	4	3	4
Other items	(4)	(1)	4
Net cash provided by (used for) operating activities	793	891	565

Cash flows from investing activities:
Purchase of identified intangible assets	(42)	(55)	(25)
Capital expenditures on property, plant and equipment	(79)	(98)	(139)
Proceeds from the disposals of property, plant and equipment	—	—	1
Purchase of interests in businesses, net of cash acquired	—	(485)	—
Proceeds from sale of interests in businesses, net of cash divested	878	—	—
Investment in short-term deposits	—	—	—
Proceeds of short-term deposits	—	500	—
Purchase of investments	(249)	(330)	(53)
Proceeds from the sale of investments	—	2	—
Net cash provided by (used for) investing activities	508	(466)	(216)

Cash flows from financing activities:
Repurchase of long-term debt	(501)	—	—
Proceeds from the issuance of long-term debt	—	—	370
Cash paid for debt issuance costs	(3)	—	—
Proceeds from the issuance of commercial paper notes	—	—	646
Repayment of commercial paper notes	—	(15)	(146)
Dividends paid to non-controlling interests	(29)	—	—
Dividends paid to common stockholders	(256)	(254)	(258)
Proceeds from issuance of common stock through stock plans	36	6	37
Purchase of treasury shares and restricted stock unit withholdings	(102)	(338)	(303)
Other, net	(1)	(11)	(1)
Net cash provided by (used for) financing activities	(856)	(612)	345

Effect of changes in exchange rates on cash positions	(4)	—	2
Increase (decrease) in cash and cash equivalents	441	(187)	696
Cash and cash equivalents at beginning of period	3,267	3,454	3,292
Cash and cash equivalents at end of period	3,708	3,267	3,988

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions except share data)	Three months ended
	March 29, 2026	December 31, 2025	March 30, 2025
GAAP Gross Profit	$1,788	$1,807	$1,560
PPA Effects	(6)	(7)	(8)
Restructuring	1	(14)	(4)
Share-based compensation	(13)	(14)	(16)
Other incidentals	(9)	(71)	(3)
Non-GAAP Gross Profit	$1,815	$1,913	$1,591

GAAP Research and development	$(588)	$(665)	$(547)
Restructuring	(2)	(89)	(7)
Share-based compensation	(57)	(58)	(64)
Other incidentals	(11)	(4)	(1)
Non-GAAP Research and development	$(518)	$(514)	$(475)

GAAP Selling, general and administrative	$(284)	$(359)	$(281)
Restructuring	(1)	(74)	(3)
Share-based compensation	(39)	(28)	(47)
Other incidentals	(4)	(15)	(20)
Non-GAAP Selling, general and administrative	$(240)	$(242)	$(211)

GAAP Other income (expense)	$621	$(5)	$18
PPA effects	—	—	(5)
Other incidentals	626	(2)	24
Non-GAAP Other income (expense)	$(5)	$(3)	$(1)

GAAP Operating income (loss)	$1,505	$744	$723
PPA effects	(38)	(41)	(40)
Restructuring	(2)	(177)	(14)
Share-based compensation	(109)	(100)	(127)
Other incidentals	602	(92)	—
Non-GAAP Operating income (loss)	$1,052	$1,154	$904

GAAP Financial income (expense)	$(96)	$(108)	$(92)
Foreign exchange gain (loss)	(4)	(6)	(3)
Other financial income (expense)	(2)	(3)	(9)
Non-GAAP Financial income (expense)	$(90)	$(99)	$(80)

GAAP Income tax benefit (provision)	$(272)	$(131)	$(130)
Income tax effect	(99)	59	13
Non-GAAP Income tax benefit (provision)	$(173)	$(190)	$(143)

($ in millions except share data)	Three months ended
	March 29, 2026	December 31, 2025	March 30, 2025

GAAP Results relating to equity-accounted investees	$(4)	$(37)	$(4)
Results relating to equity-accounted investees, excluding Foundry investees[1]	—	(36)	(3)
Non-GAAP Results relating to equity-accounted investees	$(4)	$(1)	$(1)

GAAP Net income (loss)	$1,133	$468	$497
Less: Net income (loss) attributable to non-controlling interest	11	13	7
GAAP Net income (loss) attributable to stockholders	$1,122	$455	$490

GAAP Net income (loss) attributable to stockholders	$1,122	$455	$490
PPA Effects	(38)	(41)	(40)
Restructuring	(2)	(177)	(14)
Share-based compensation	(109)	(100)	(127)
Other incidentals	602	(92)	—
Other adjustments:
Adjustments to financial income (expense)	(6)	(9)	(12)
Income tax effect	(99)	59	13
Results relating to equity-accounted investees, excluding Foundry investees[1]	—	(36)	(3)
Non-GAAP Net income (loss) attributable to stockholders	$774	$851	$673

GAAP net income (loss) per common share attributable to stockholders - diluted	$4.43	$1.79	$1.92
PPA Effects	(0.15)	(0.16)	(0.16)
Restructuring	(0.01)	(0.70)	(0.05)
Share-based compensation	(0.43)	(0.40)	(0.50)
Other incidentals	2.38	(0.36)	—
Other adjustments:
Adjustments to financial income (expense)	(0.02)	(0.03)	(0.05)
Income tax effect	(0.39)	0.23	0.05
Results relating to equity-accounted investees, excluding Foundry investees[1]	—	(0.14)	(0.01)
Non-GAAP net income (loss) per common share attributable to stockholders - diluted	$3.05	$3.35	$2.64

Additional Information:
1.We adjust our results relating to equity-accounted investees for those results from investments over which NXP has significant influence, but not control, and whose business activities are not related to the core operating performance of NXP. Our equity-investments in foundry partners are part of our long-term core operating performance and accordingly those results comprise the Non-GAAP Results relating to equity-accounted investees.

NXP Semiconductors
Table 5: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended
	March 29, 2026	December 31, 2025	March 30, 2025
GAAP Net income (loss)	$1,133	$468	$497
Reconciling items to EBITDA (Non-GAAP)
Financial (income) expense	96	108	92
(Benefit) provision for income taxes	272	131	130
Depreciation and impairment	109	142	143
Amortization	70	73	66
EBITDA (Non-GAAP)	$1,680	$922	$928
Reconciling items to adjusted EBITDA (Non-GAAP)
Results of equity-accounted investees, excluding Foundry investees[1]	—	36	3
Purchase accounting effect on asset sale	—	—	5
Restructuring	2	177	14
Share-based compensation	109	100	127
Other incidental items[2]	(605)	84	(4)
Adjusted EBITDA (Non-GAAP)	$1,186	$1,319	$1,073
Trailing twelve month adjusted EBITDA (Non-GAAP)	$4,840	$4,727	$4,885

Additional Information:
1.Refer to Table 4 above for further information regarding the results relating to equity-accounted investees.
2. Excluding depreciation and impairment or amortization relating to:
–other incidental items	3	8	4

($ in millions)	Three months ended
	March 29, 2026	December 31, 2025	March 30, 2025
Net cash provided by (used for) operating activities	$793	$891	$565
Net capital expenditures on property, plant and equipment	(79)	(98)	(138)
Non-GAAP free cash flow	$714	$793	$427
Trailing twelve month non-GAAP free cash flow	$2,712	$2,425	$1,889
Trailing twelve month non-GAAP free cash flow as percent of Revenue	22%	20%	15%